UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________

FORM 8-K
__________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007

CHINA YINGXIA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-30790	65-0664961
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

HARBIN YINGXIA INDUSTRIAL CO., LTD, NO.300, XIDAZHI STREET NANGANG, HARBIN HEILONGJIAN	F4 150001
(Address of principal executive offices)	(Zip Code)

c/o American Union Securities 100 Wall Street 15th Floor New York, NY	10005
(Address of principal agent offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 232-0120

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 22, 2007, we accepted the resignation of Gerald Montiel from his position with us as an independent member of the Board of Directors and canceled the independent director’s agreement with Mr. Montiel. His resignation was not a result of any disagreement with us.

On May 29, 2007, the Board of Directors appointed as a member of the Board of Directors Lixue Deng to fill Mr. Montiel’s vacancy.  Mr. Deng is the son of Yingxia Jiao, our Chairwoman, Chief Executive Officer and Chief Financial Officer, and has been working for Harbin Yingxia since 2004.  Mr. Deng currently resides in the US and is exploring the establishment of a west coast office and interfacing with US investors and shareholders.  Mr. Deng studied business management at the University of Essex in Colchester, UK from 2000-2003.
Item 9.01     Financial Statements And Exhibits.

(a)	Financial Statements of Business Acquired.

None

(b)	Pro Forma Financial Information.

None

(c)	Shell Company Transactions.

None

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YINGXIA INTERNATIONAL, INC.

Date: May 29, 2007	By:	/s/ Yingxia Jiao
	Name:	Yingxia Jiao
	Title:	President, Chief Executive Officer